Exhibit 10 (o)

                               THE WEST COMPANY, INCORPORATED



                          NON-QUALIFIED DEFERRED COMPENSATION PLAN


                                               FOR




                                        OUTSIDE DIRECTORS

                                       ADOPTED APRIL 23, 1990
                                        REFLECTING AMENDMENT
                                     EFFECTIVE ON APRIL 28, 1998


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                            THE WEST COMPANY, INCORPORATED
                      NON-QUALIFIED DEFERRED COMPENSATION PLAN
                                FOR OUTSIDE DIRECTORS


               The West Company (the "Company") hereby adopts this Plan to defer receipt of all or a portion of the Directors' Fees payable to its eligible directors:

          1. Eligible Directors. Directors of the Company eligible to make the election set forth in this Plan shall be those Directors who are not officers or employees of the Company or any of its subsidiaries.

          2. Deferrable Compensation. An eligible Director may elect to defer all or any part or none of the compensation payable to him by the Company for services rendered as a director ("Directors' Fees").

          3. Election to Defer. An eligible Director who desires to defer payment of his Directors' Fees in any calendar year shall notify the Company's Secretary in writing on or before December 15 of the prior year, stating how much of his Directors' Fees shall be deferred. An election so made shall be irrevocable and shall apply to each calendar year thereafter until the Director shall, on or before any December 15, notify the Company s Secretary in writing that a different election shall apply to the following calendar years, which election shall likewise continue in effect until similarly changed.

          4. Non-Deferred Compensation. Any Directors Fees that are not deferred under this Plan shall be paid in accordance with normal Company policy.

          5.   Deferred Compensation Accounts.

               (a) Credits. At the time that a Director makes an election to defer pursuant to Paragraph 3 above, he shall also indicate whether the amount he chooses to defer shall be credited to an
           A Account or to a "B" Account, as described below. The Company shall then establish such an Account for that Director.

                    (i)  "A'  Account.      If a  Director  elects  an   A
          Account, his account shall be credited on the last business day of each calendar quarter with the amount of his Directors' Fees earned during that quarter but deferred pursuant to Paragraph 3.

                    (ii) "B" Account. If a Director elects a "B" Account, his account shall be credited on the last business day of each calendar quarter with a number of shares equal to that number (including fractions) obtained by dividing the amount of his Directors' Fees earned during that quarter but deferred pursuant to Paragraph 3, by the fair market value of the Company's common

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          stock ("Stock Equivalents").  Fair market value shall be equal to the mean between the high and low prices at which such shares were traded on the New York Stock Exchange ("NYSE") on the last business day of such calendar quarter, or if no sales were quoted on such date, on the most recent preceding date on which sales were quoted.

               (b)  Earnings.   In addition,  the Company shall  credit the
          indicated Account as follows:

                    (i)  "A"  Account.  As of  January 1, April  1, July 1,
          and October 1 of each year, the Company shall credit, as earnings, to each A Account established on behalf of a Director, an amount equal to a percentage of the balance in each such A Account at the end of the preceding calendar quarter,
          determined without  regard  to  any addition  made  to  such   A
          Account as of the last business day of that calendar quarter. Such percentage shall be equal to one-fourth of the prime rate of interest at Fidelity Bank in effect on the last day of such quarter.

                    (ii) "B" Account. As of January 1, April 1, July 1, and October 1 of each year, the Company shall credit, as earnings, to each "B" Account, an amount equal to the cash dividends paid during the preceding calendar quarter with respect to that number of shares of its common stock equal to the number of Stock Equivalents in the "B" Account on the relevant dividend record dates. The amount so credited shall then be converted into Stock Equivalents in the manner described earlier using the last day of such preceding calendar quarter as the valuation date.

                    In the event of any change in the common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase common stock at a price substantially below fair market value, or of any similar change affecting the common stock, the value and attributes of each Stock Equivalent shall be appropriately adjusted consistent with such change to the same extent as if such Stock Equivalents were, instead, issued and outstanding shares of common stock of the Company.

                    (c) (i) In the event of a Change in Control (as defined herein), the full value of any Director's "B" Account shall be credited to an "A" Account for that Director. The value of the B Account shall be determined using the Fair Market Value (as defined in Paragraph 5(a)(ii) hereof) of the Company's common stock on the day before the effective date of the Change in Control.

                         (ii) A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K as in effect on April 28, 1998 pursuant to Section 13 or 15(d) of the

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          Securities  Exchange  Act  of   1934,  as  amended  (the  "Act"),
          provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

                              (A) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than:

                                   (1)  the Company,

                                   (2)  any  Person who on  the date hereof
                                        is  a  director or  officer  of the
                                        Company, or

                                   (3)  a  trustee   or  fiduciary  holding
                                        securities   under    an   employee
                                        benefit plan of  the Company,is  or
                                        becomes the "beneficial owner," (as
                                        defined  in  Rule  13-d3 under  the
                                        Act),  directly  or indirectly,  of
                                        securities    of    the     Company
                                        representing more than  50% of  the
                                        combined   voting   power  of   the
                                        Company's      then     outstanding
                                        securities; or

                              (B) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                              (C)  the shareholders of the Company approve:
          (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of such transaction owns the Company or all or substantially all of the Company s assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation, or reorganization.

               6. Payment of Deferred Compensation. The balance in a Director's Account shall be determined on the first day of the calendar quarter following the calendar quarter in which he

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          ceases to  be a  Director of the  Company, whether  by reason  of death, resignation, removal, failure of re-election, or otherwise
          ("Termination Date").   The balance  in a Director's  "A" Account
          shall be the dollar amount credited to such Account as of the Termination Date. The balance in a Director's "B" Account shall be the dollar amount that would be derived if shares of common stock of the Company equal in number to the Stock Equivalents credited to such Account as of Termination Date were sold at fair market value.

                    The balance in a Director's Account as determined in the preceding paragraph shall be paid to him in cash in a lump sum payable during the month following the Termination Date, provided that an election to receive a lump sum is made no later than at the time he makes his election to defer pursuant to Paragraph 3 above.

                    If no election to receive a lump sum as described in the preceding paragraph is made, a Director shall receive the balance in his Account in five equal installments, the first on the January 15 immediately following the Termination Date, and the others on January 15 of the second, third, fourth and fifth years following the Termination Date. The second to fifth installments shall be increased by earnings that would have been credited to the remaining balance if it had been held in an "A" Account during the year.

               7. Designation of Beneficiary. If a Director dies prior to receiving the entire balance of his Account, any balance remaining in his Account shall be paid in a lump sum to the Director's designated beneficiary, or if the Director has not designated a beneficiary in writing to the Company's Secretary, to his estate. Any designation of beneficiary may be revoked or modified at any time by the Director.

               8. Unsecured Obligation of Company. The Company's obligations to establish and maintain Accounts for each eligible electing Director and to make payments of deferred compensation to him under this Plan shall be the general unsecured obligations of the Company. The Company shall be under no obligation to establish any separate fund, purchase any annuity contract, or in any other way make special provision or specifically earmark any funds for the payment of any amounts called for under this Plan, nor shall this Plan or any actions taken under or pursuant to this Plan be construed to create a trust of any kind, or a fiduciary relationship between the Company and any eligible Director, his designated beneficiary, executors or administrators, or any other person or entity. If the Company chooses to establish such a fund or purchase such an annuity contract or make any other arrangement to provide for the payment of any amounts called for under this Plan, such fund contract or arrangement shall remain part of the general assets of the Company, and no person claiming benefits under this Plan shall have any right, title, or interest in or to any such fund,

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          contract or arrangement.

               9.   Withholding  of Taxes.   The  rights of  a Director  to
          payments under this Plan shall be subject to the Company's obligations at any time to withhold from such payments for any income or other tax on such payments.

               10. Assignability. No portion of a Director's Account may be assigned or transferred in any manner, nor shall any Account be subject to anticipation or to voluntary or involuntary alienation.

               11. Amendments and Termination. This Plan may be amended by a Committee of the Board of Directors consisting only of Directors not eligible to defer compensation under this Plan. This Plan may be terminated at any time by the Board of Directors. No amendment or termination may adversely affect a Director's Account existing on the date such amendment or termination is made, nor any election previously made under the Plan as to compensation for the calendar year in which the amendment or termination occurs.

               12.  Effective  Date.   The  Plan  shall  be effective  with
          respect to Director s Fees payable by the Company after December 31, 1984.

                              *    *    *    *

          Certified True and Correct Copy of the Plan as Amended Through April 28, 1998.


          [CORPORATE SEAL]              THE WEST COMPANY, INCORPORATED



          Date:  October 19, 1998       By: John R. Gailey III
                                           ---------------------

                                        John R. Gailey III
                                        Vice  President,   General  Counsel
                                        and Secretary